UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2010

VALASSIS COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10991	38-2760940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19975 Victor Parkway, Livonia, MI	48152
(Address of Principal Executive Offices)	(Zip Code)

(734) 591-3000

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items to be Included in this Report

Item 8.01. Other Events.

Named Executive Officers Exercise Options Set to Expire on October 1, 2010

On September 20, 2010, Alan F. Schultz, Chairman, President and Chief Executive Officer of Valassis Communications, Inc. (the “Company”), exercised a non-qualified stock option and sold all 135,000 of the underlying shares of the Company’s common stock pursuant to such option. The option had an expiration date of October 1, 2010. Following the sale, Mr. Schultz beneficially owns 247,456 shares of the Company’s common stock and holds outstanding non-qualified stock options to purchase 1,935,000 shares. In addition, on September 20, 2010, Robert L. Recchia, Chief Financial Officer and Treasurer of the Company, exercised a stock option and sold all 28,125 of the underlying shares of the Company’s common stock pursuant to such option. This option also had an expiration date of October 1, 2010. Following the sale, Mr. Recchia beneficially owns 61,296 shares of the Company’s common stock and holds outstanding non-qualified stock options to purchase 785,000 shares. Messrs. Schultz and Recchia stated that they exercised these stock options because they would have otherwise expired on October 1, 2010.

Additional non-qualified stock options with an expiration date of October 1, 2010 and exercisable for an aggregate of 62,465 shares of the Company’s common stock were exercised and all of the underlying shares of the Company’s common stock pursuant to such options were sold by other Named Executive Officers of the Company within the past 30 days. The strike price for all of the stock options discussed herein was $26.90.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALASSIS COMMUNICATIONS, INC.

	By:	/S/ TODD WISELEY
Date: September 21, 2010	Name:	Todd Wiseley
	Title:	General Counsel, Senior Vice President, Administration and Secretary